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                                                                     EXHIBIT 1.1


                        NEW PLAN EXCEL REALTY TRUST, INC.
                            (A MARYLAND CORPORATION)

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                                February 3, 1999

SALOMON SMITH BARNEY INC.
7 World Trade Center
New York, New York 10048

LEHMAN BROTHERS INC.
American Express Tower
World Financial Center, 10th Floor
New York, New York 10285

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
World Financial Center, North Tower, 10th Floor
New York, New York 10281-1380

MORGAN STANLEY & CO.
            INCORPORATED
1585 Broadway
New York, New York 10036-8293

PRUDENTIAL SECURITIES
            INCORPORATED
One New York Plaza
New York, New York  10292

Dear Sirs:

       New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company") and New Plan Realty Trust, a Massachusetts business trust (the "Guarantor"), confirm their agreement with Salomon Smith Barney Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Prudential Securities Incorporated (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of a series of its debt securities entitled "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Guarantee") by the Guarantor. The Notes and the Guarantee are to be issued pursuant to an Indenture, dated as of February 2, 1999, as amended, supplemented or modified from time to time (the "Indenture"), among the Company, the Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee"). As of the date


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hereof, the Company has authorized the issuance and sale of up to U.S.
$500,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement.

       This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers, or directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of Notes.

       The Company and the Guarantor have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-67511) for the registration of various securities, including the Notes and the Guarantee, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company and the Guarantor for the purpose of registering additional Notes and the Guarantees and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, on the one hand, and such prospectus and any prospectus supplement and pricing supplement relating to the Notes, on the other hand, in each case including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, then, unless otherwise specified herein, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. All references in this Agreement to financial statements and schedules and other information which are "contained", "included", "described", "disclosed" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

       It is understood that the Company may from time to time authorize the issuance of and may register additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.


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SECTION 1.    Appointment as Agent.

       (a) Appointment. Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Company of the right to sell Notes to any broker or dealer (as principal) other than an Agent or directly on its own behalf, upon such terms and conditions as the Company may determine from time to time, the Company hereby agrees that Notes will be sold to or through the Agents and will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes. Notwithstanding anything to the contrary contained herein, the Company may solicit or accept offers to purchase Notes through any broker or dealer (as agent) other than an Agent, provided that (i) such broker or dealer is engaged on the same terms and conditions (including the same commission schedule) as those contained in this Agreement and (ii) the Company shall notify the Agents promptly following the acceptance of such offer.

       (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

       (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

       (d) Solicitations as Agent. If agreed upon by an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

       (e) Reliance. The Company, the Guarantor and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and the Guarantor contained herein and on the terms and conditions and in the manner provided herein.


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SECTION 2.    Representations and Warranties.

       (a) Each of the Company and the Guarantor represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

                  (i) Due Establishment and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; the Guarantor has been duly established and is validly existing as a voluntary association (commonly referred to as a business trust) in good standing under the laws of the Commonwealth of Massachusetts and has trust power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Company and the Guarantor are duly qualified and are in good standing in each jurisdiction in which their respective ownership of property or their respective conduct of business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable.

                 (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries which are referred to in the Prospectus.

                (iii) Registration Statement and Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied,


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       and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder; the Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement consisting of the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Statement of Eligibility").

                 (iv) Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (v) Accountants. The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                 (vi) Financial Statements. The financial statements of the Company and its subsidiaries and the Guarantor and its subsidiaries, if any, included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included therein, present fairly in all material respects the financial position of the Company and its subsidiaries, the Guarantor and its subsidiaries or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries, the Guarantor and its subsidiaries or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting


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       principles applied on a consistent basis throughout the periods involved;
       the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor; the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor; the Indenture constitutes a valid and legally binding agreement of each such party and, when Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the obligations of the Guarantor under the Indenture in respect of the Guarantee will be valid and legally binding, in each case enforceable in accordance with the respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of the Notes will be entitled to the benefits of the Indenture (including the Guarantee).


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               (viii)       Material Changes, Material Transactions or
       Distributions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries, considered as one enterprise, or the Guarantor and its subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business, (2) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries or the Guarantor or any of its subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, (3) with respect to the Company, except for regular quarterly dividends on the common stock of the Company (the "Company Common Shares"), Company Common Shares issued pursuant to the Company's Distribution Reinvestment and Share Purchase Plan, a special stock dividend paid with respect to the Company Common Shares on or about September 25, 1998, or dividends declared, paid or made in accordance with the terms of any series of preferred stock of the Company (the "Company Preferred Shares"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Company Common Shares or Company Preferred Shares, and (4) with respect to the Guarantor, except for regular quarterly dividends on the Guarantor's shares of beneficial interest (the "Trust Common Shares"), Trust Common Shares issued pursuant to the Guarantor's Distribution Reinvestment and Share Purchase Plan, or dividends declared, paid or made in accordance with the terms of any series of the Guarantor's preferred shares of beneficial interest (the "Trust Preferred Shares"), there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its Trust Common Shares or Trust Preferred Shares.

                 (ix) No Defaults. Neither the Company nor the Guarantor is in violation of its articles of incorporation (the "Charter" or declaration of trust (the "Declaration of Trust"), as applicable, or by-laws (or similar governing documents), and no subsidiary of the Company or the Guarantor is in violation of its charter or by-laws (or similar governing documents), and none of the Company, the Guarantor and any subsidiary of the Company or the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease (other than as disclosed in the Prospectus) or other instrument to which the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any of their respective subsidiaries is subject where the violation or default would reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable; and the execution, delivery and performance of this Agreement, the Indenture and the Guarantee and the consummation of the transactions contemplated herein and therein and the compliance by the Company and the Guarantor with their respective obligations hereunder and thereunder have been duly authorized by all necessary action of the Company and the Guarantor and will not conflict with or constitute a breach of, or default


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       under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of their respective subsidiaries, as applicable, pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Guarantor or any of their respective subsidiaries, as applicable, is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any of their respective subsidiaries, as applicable, is subject, nor will such action result in any violation of the provisions of the Charter, the Declaration of Trust or the by-laws (or similar governing documents) of the Company or the Guarantor or any law, administrative regulation or administrative or court order or decree.

                  (x) Regulatory Approvals. No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or in connection with the issuance and sale of Notes or the issuance of the Guarantee hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws ("Blue Sky").

                 (xi) Legal Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantor (for purposes of this Agreement, such knowledge shall mean the actual knowledge of either an executive officer or director of the Company or an executive officer or trustee of the Guarantor, as applicable), threatened against or affecting the Company or the Guarantor or any of their respective subsidiaries, as applicable, which is required to be disclosed in the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable, or which might materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable, or which might adversely affect the consummation of this Agreement, the Indenture, the Notes or the Guarantee or any transaction contemplated hereby or thereby; and all pending legal or governmental proceedings to which the Company, the Guarantor or any of their respective subsidiaries, as applicable, is a party or of which any of their respective property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not reasonably expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable.

                (xii) Contracts. There are no contracts or documents of the Company, the Guarantor or any of their respective subsidiaries, as applicable, which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.


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               (xiii)       Possession of Licenses and Permits. The Company and
       its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now operated by them, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable.

                (xiv) Title to Property. Each of the Company and its subsidiaries has good and indefeasible title in fee simple to all real property and interests in real property owned by it in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise; and, except as otherwise described in the Prospectus or as such do not materially adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise; any real property and buildings held under lease by the Company, the Guarantor or any of their respective subsidiaries or leased by the Company, the Guarantor or any of their respective subsidiaries to a third party are held or leased by the Company, the Guarantor or any of their respective subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus (to the extent described therein), enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                 (xv) Environmental Laws. Except as set forth in the Prospectus, none of the Company, the Guarantor or any of their respective subsidiaries has knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by the Company, the Guarantor or any of such subsidiaries, as applicable, or of (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would, in either case, have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable; and in connection with the construction on or operation and use of the properties owned by the Company, the Guarantor or any of their respective subsidiaries, as applicable, the Company and the Guarantor represent that each has no knowledge of any failure to comply with all applicable local, state and federal


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       environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable.

                (xvi) Trademarks; Service Marks. None of the Company, the Guarantor or any of their respective subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by any of them.

               (xvii) Internal Revenue Code. The Company is qualified as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and will be so qualified for the taxable year in which sales of the Notes are to occur.

              (xviii)       Investment Company Act. Neither the Company nor the
       Guarantor is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                (xix) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

       (b) Additional Certifications. Any certificate signed by any executive officer, trustee or director of the Company or Guarantor, as applicable, and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company or Guarantor, as applicable, to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.    Purchases as Principal; Solicitations as Agent.

       (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms shall be agreed upon orally (with written confirmation prepared promptly by such Agent or Agents and mailed promptly to the Company) and, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof. In addition, such Agent or Agents shall promptly notify the Company when the related Notes are no longer held as principal pursuant hereto.

       (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

       The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

       The Company and the Guarantor, jointly and severally, agree to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

       (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures (the "Procedures") with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustee. The current Procedures are attached hereto as Exhibit B. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Company.

       Each of the Company and the Guarantor covenant with the Agents as follows:

       (a) Notice of Certain Events. The Company and the Guarantor will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus (it being understood that only the applicable Agent(s) will receive notice and a copy of the related pricing supplement) or any document to be filed pursuant to the 1934 Act

(other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Notes and the related Guarantees, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services to any debt securities of the Company and/or the Guarantor or the public announcement by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company and/or the Guarantor. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) Notice of Certain Proposed Filings. The Company and the Guarantor will give the Agents advance notice of its intention to file any additional registration statement with respect to the registration of additional Notes and the Guarantee, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise. In the event of such additional registration statement, amendment or supplement, the Company and the Guarantor will furnish to the Agents copies thereof a reasonable time in advance of the related proposed filing or use thereof, as the case may be, and will not file any such additional registration statement, amendment or supplement in a form to which the Agents or counsel for the Agents shall reasonably object; provided, however, that, in lieu of the foregoing, in the event that the conditions of subsection (k) of this Section have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company and the Guarantor shall be required to deliver copies of all such additional registration statements, amendments and supplements at least five business days prior to the date that offerings of Notes may be resumed.

       (c) Copies of the Registration Statement and the Prospectus. The Company and the Guarantor will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company and the Guarantor will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

       (d) Preparation of Pricing Supplements. The Company and the Guarantor will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes and the Guarantee in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

       (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company or the Guarantor, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantor shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company and the Guarantor will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

       (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company and/or the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and/or the Guarantor, as the case may be, shall furnish such information in writing to the Agents and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

       (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company and/or the Guarantor, for the preceding fiscal year, the Company and/or the Guarantor, as the case may be, shall furnish such information in writing to the Agents and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

       (h) Earnings Statements. The Company and the Guarantor will make generally available to their respective security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

       (i) Blue Sky Qualifications. The Company and the Guarantor will endeavor, in cooperation with the Agents, to qualify the Notes and the Guarantee for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes and the Guarantee; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not so qualified. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company and the Guarantor will promptly advise the Agents of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes or the related Guarantees for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

       (j) 1934 Act Filings. The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes and the related Guarantees, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

       (k) Suspension of Certain Obligations. Neither the Company nor the Guarantor shall be required to comply with the provisions of subsections (b),
(e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

       (l) Code Requirements. The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Notes are to occur.

SECTION 5.    Conditions of Obligations.

       The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of both the Company and the Guarantor herein and to the accuracy of the statements of the Company's directors or executive officers, and the Guarantor's trustees or executive officers, made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Guarantor of all its covenants and agreements herein contained and to the following additional conditions precedent:

       (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

              (1) Opinions of Company Counsel. The favorable opinion of Hogan & Hartson L.L.P., counsel to the Company, to the effect set forth in Exhibit B or, with respect to matters involving the laws of the Commonwealth of Massachusetts, Goodwin Procter & Hoar LLP, to the effect set forth in Exhibit C.

              (2) Opinion of General Counsel for the Company. The favorable opinion of the General Counsel of the Company, or other counsel satisfactory to the Agents, to the effect that:

                     (i) Each of the Company and the Guarantor is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable.

                     (ii) Each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

              (3) Opinion of Tax Counsel for the Company. The favorable opinion of Altheimer & Gray, tax counsel for the Company, to the effect that:

                     (i) The information in the Prospectus under "Certain United States Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations to the Company of its REIT Election", to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by them and is correct.

                     (ii) At all times on or after January 1, 1995 (which such counsel believes is the beginning of the earliest year still open under the applicable statute of limitations (including waivers thereof) for examination by the Internal Revenue Service), the Company has had all legal rights, powers and authority necessary to qualify and has qualified as a "real estate investment trust" under Section 856 through 860 of the Code.

              (4) Opinion of Counsel to the Agents. The favorable opinion of Brown & Wood LLP, counsel to the Agents, covering those matters requested by the Agents. Brown & Wood LLP may rely upon, or assume the accuracy of, the opinion of Goodwin Procter & Hoar LLP as to matters involving the laws of the Commonwealth of Massachusetts.

              (5) Disclosure Documents. In giving their opinions required by subsection (a)(1) and (a)(4), respectively, of this Section 5, Hogan & Hartson L.L.P. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that counsel need not comment on the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

              In giving their opinions, the foregoing counsel may rely upon, or assume the accuracy of, (1) as to all matters of fact, the certificates and written statements of officers and employees of and accountants for the Company and (2) as to the qualification and good standing of the Company or any of its subsidiaries to do business in any state or jurisdiction, the certificates of appropriate government officials or opinions of counsel in such jurisdictions.

       (b) Officer's Certificate. On the date hereof, the Agents shall have received a certificate of (i) in the case of the Company, the Chief Executive Officer, President or Vice President and the principal financial officer or principal accounting officer of the Company, and (ii) in the case of the Guarantor, any officer thereof and the Guarantor's Secretary or Assistant Secretary, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or, if such certificate is required pursuant to Section 7(b) hereof, since the date of the agreement, if any, by one or more Agents to purchase Notes from the Company as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company and the Guarantor, as applicable, contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and
(iii) the Company and the Guarantor have performed or complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the date of such certificate. As used in this
Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

       (c) Comfort Letter of PricewaterhouseCoopers LLP On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:

              (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

              (ii) It is their opinion that the consolidated financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

              (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

              (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

       (d) Comfort Letter of PricewaterhouseCoopers LLP On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:

              (i) They are independent public accountants with respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

              (ii) It is their opinion that the consolidated financial statements and supporting schedules of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

              (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Guarantor and its indicated subsidiaries, a reading of the minute books of the Guarantor and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Guarantor and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Guarantor and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Guarantor and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Guarantor and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Guarantor.

              (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries identified in such letter.

       (e) Comfort Letter of Applicable Accountants. On the date hereof, the Agents shall have received, with respect to the: financial statements and any supporting schedules for properties or entities acquired by the Company which are included or incorporated by reference in the Registration Statement and the Prospectus, a letter from the applicable accountants covering such financial statements and supporting schedules, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that (i) they are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Company and its subsidiaries and the applicable properties or entities acquired by the Company, (ii) it is their opinion that the financial statements and supporting schedules of the properties or entities acquired by the Company which are included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and (iii) with respect to any pro forma financial statements and any supporting schedules for properties or entities acquired by the Company which are included or incorporated by reference in the Registration Statement and the Prospectus, they have read such pro forma financial statements, have performed an audit or review in accordance with SAS 71 of such financial statements, have made appropriate inquiries about the basis for the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma adjustments, and on the basis of such review, inquiries and procedures, nothing came to their attention that caused them to believe that such pro forma financial statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial statements.

       (f) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes and the issuance of the Guarantee as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection and the Guarantor with the issuance and sale of Notes and the issuance of the Guarantee as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

       If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under
Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof, the termination provisions set forth in Section 12 hereof, the provisions relating to governing law and forum set forth in Section 14, the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

SECTION 6.    Delivery of and Payment for Notes Sold through an Agent.

       Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds (without interest) to such Agent.

SECTION 7.    Additional Covenants of the Company and the Guarantor.

       Each of the Company and the Guarantor covenant and agree with the Agents that:

       (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

       (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company and the Guarantor shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

       (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes, providing solely for the inclusion of additional financial information, or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Hogan & Hartson L.L.P., the General Counsel of the Company, and Altheimer & Gray, or other counsel satisfactory to the Agent(s), dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Section 5(a)(1), 5(a)(2) and 5(a)(3), as the case may be, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that, with respect to (i) and (ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such opinions or such letters, as the case may be, only prior to the date that offerings of Notes may be resumed. Notwithstanding the foregoing, in the event that the Company sells Notes in a form not previously certified to the Agents by the Company, then the Company shall cause Hogan & Hartson L.L.P. to furnish, prior to such sale, an opinion to the effect that such Notes will be excluded or exempted from the provisions of the Commodity Exchange Act.

       (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of such filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s) of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Sections 5(c) and (d) modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Sections 5(c) and (d) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that with respect to (i) and (ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed. In addition, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include financial statements and any supporting schedules thereto of properties or entities acquired by the Company, the Company shall cause the applicable accountants covering such financial statements and supporting schedules to furnish to the Agents a letter, dated the date of such amendment or supplement with the SEC, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(e) hereof; provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed.

SECTION 8.    Indemnification.

       (a) Indemnification of the Agents. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission, or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom, of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

              (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
       (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or made in reliance upon the Trustee's Statement of Eligibility incorporated by reference into the Registration Statement and the Prospectus.

       (b) Indemnification of the Company and the Guarantor. Each Agent severally agrees to indemnify and hold harmless the Company, the Guarantor, and each of their trustees and directors, as applicable, and each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and/or the Guarantor by such Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

       (c) General. Each indemnified party shall give notice as promptly as is reasonably practical to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.    Contribution.

       In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Guarantor and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Guarantor and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Notes sold to or through such Agent that were the subject of the claim for indemnification, and the Company and the Guarantor are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each officer or director of the Company, each officer or trustee of the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Guarantor, as applicable.

SECTION 10.   Payment of Expenses.

       The Company and the Guarantor will pay all expenses incident to the performance of their obligations under this Agreement, including:

       (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

       (b)    The preparation, filing and reproduction of this Agreement;

       (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

       (d) The fees and disbursements of the accountants and counsel of the Company and the Guarantor, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

       (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

       (f) The qualification of the Notes and the Guarantor under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

       (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

       (h) The preparation, reproduction and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

       (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

       (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

       (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

       (l) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11.   Representations, Warranties and Agreements to Survive Delivery.

       All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.   Termination.

       (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Trust as principal) may be terminated for any reason, at any time by either the Company and the Guarantor or an Agent, as to itself, upon the giving of 7 days' written notice of such termination to the other parties hereto.

       (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries, if any, considered as one enterprise, as applicable, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the reasonable judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company or the Guarantor has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or if minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) the rating assigned by Moody's Investors Service, Inc. or Standard and Poor's Ratings Services to any debt securities of the Company or the Guarantor as of the date of such agreement shall have been lowered since such date or if any such rating organization shall have publicly announced since such date that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or the Guarantor, or (v) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

       (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned as a result of a sale of a Note by the Company, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of
Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.   Notices.

       Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

       If to the Company:

              New Plan Excel Realty Trust, Inc.
              1120 Avenue of the Americas, 12th Floor
              New York, New York 10036

              Attention: President
              With a copy to: General Counsel

       If to the Guarantor:

              New Plan Realty Trust
              c/o New Plan Excel Realty Trust, Inc.
              1120 Avenue of the Americas, 12th Floor
              New York, New York 10036
              Attention: President
              With a copy to: General Counsel

       If to the Agents:

              Salomon Smith Barney Inc.
              390 Greenwich Street, 4th Floor
              New York, New York 10013
              Attention: Frank W. Hamilton III
              Telephone: (212) 723-5151
              Telecopy No.: (212) 723-8853/4.

              Lehman Brothers Inc.
              3 World Financial Center, 12th Floor
              New York, New York 10285
              Attention: Medium-Term Note Department
              Telephone No.: (212) 526-2040
              Telecopy No.: (212) 528-1718

              Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
              World Financial Center
              North Tower, 10th Floor
              New York, New York 10281-1310
              Attention: MTN Product Management
              Telephone No.: (212) 449-7476
              Telecopy No.: (212) 449-2234

              Morgan Stanley & Co. Incorporated
              1585 Broadway, 2nd Floor
              New York, New York 10036
              Attention: Manager - Continuously Offered Products
              Telephone No.: (212) 761-4000
              Telecopy No.: (212) 761-0783

              with a copy to:

              Morgan Stanley & Co. Incorporated
              1585 Broadway, 34th Floor
              New York, New York 10036
              Attention: Peter Cooper - Investment Banking Information Center Telephone No.: (212) 761-8385
              Telecopy No.: (212) 761-0260

              Prudential Securities Incorporated
              One New York Plaza
              New York, New York  10292
              Attention: Frank P. Sinatra
              Telephone No.: (212) 778-3015
              Telecopy No.: (212) 778-4456

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.   Governing Law; Forum.

       This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or the Guarantor against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.   Parties.

       This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.   No Liability of Shareholders, Directors, Trustees or Officers.

       This Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by officers of the Company and the Guarantor in their respective capacities as officers of the Company and the Guarantor, as applicable, and not individually, and neither the trustees, directors, officers or shareholders of the Company or the Guarantor, as applicable, shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Agreement and the assets of the Guarantor for satisfaction of any liability of the Guarantor in respect of this Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, directors, officers or shareholders of the Company or the Guarantor, as applicable, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

SECTION 17.   Counterparts.

       This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

       If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents, the Company and the Guarantor in accordance with its terms.

                                    Very truly yours,

                                    NEW PLAN EXCEL REALTY TRUST, INC.


                                    By: /s/ Dean Bernstein
                                       -----------------------------------------
                                    Name: Dean Bernstein
                                    Title: Senior Vice President


                                    NEW PLAN REALTY TRUST


                                    By: /s/ Dean Bernstein
                                       -----------------------------------------
                                    Name: Dean Bernstein
                                    Title: Senior Vice President

Confirmed and Accepted, as of the
       date first above written:


SALOMON SMITH BARNEY INC.


By:  /s/ Martha D. Bailey
   ------------------------------

LEHMAN BROTHERS INC.


By: /s/ Kyle Miller
   ------------------------------

MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By: /s/ Scott Primrose
   ------------------------------

MORGAN STANLEY & CO.
              INCORPORATED


By: /s/ Michael Fusco
   ------------------------------

PRUDENTIAL SECURITIES INCORPORATED


By  /s/ Francesco P. Sinatra
   ------------------------------

                                                                       EXHIBIT A

       The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

       Principal Amount: $_________
              (or principal amount of foreign currency or composite currency)

       Interest Rate or Formula:
              If Fixed Rate Note,
                  Interest Rate:
                  Default Rate:
                  Interest Payment Dates:
              If Floating Rate Note,
                  Interest Rate Basis(es):
                            If LIBOR,
                                 [ ] LIBOR Reuters
                                     Page:
                                 [ ] LIBOR Telerate
                                     Page:
                                 Index Currency:
                            If CMT Rate,
                                 Designated CMT Telerate Page:
                                 Designated CMT Maturity Index:
                  Index Maturity:
                  Spread and/or Spread Multiplier, if any:
                  Initial Interest Rate, if any:
                  Initial Interest Reset Date:
                  Interest Reset Dates:
                  Interest Payment Dates:
                  Default Rate:
                  Maximum Interest Rate, if any:
                  Minimum Interest Rate, if any:
                  Fixed Rate Commencement Date, if any:
                  Fixed Interest Rate, if any:
                  Calculation Agent:

       If Redeemable:
              Initial Redemption Date:
              Initial Redemption Percentage:
              Annual Redemption Percentage Reduction, if any:
       If Repayable:
              Optional Repayment Date(s):
       Original Issue Date:
       Stated Maturity Date:
       Specified Currency:

   Exchange Rate Agent:
   Authorized Denomination:
   Purchase Price: ___%, plus accrued interest, if any, from ____________ Closing Date and Time:
   Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

   Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement. Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

                                                                       EXHIBIT B


                    FORM OF OPINION OF HOGAN & HARTSON L.L.P.

                                                                       EXHIBIT C


                 FORM OF OPINION OF GOODWIN, PROCTOR & HOAR LLP

                                   SCHEDULE A

       As compensation for the services of the Agents hereunder, the Company and the Guarantor, jointly and severally, agree to pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                PERCENT OF
                     MATURITY RANGES                         PRINCIPAL AMOUNT
                     ---------------                         ----------------
From 9 months to less than 1 year.......................           .125%

From 1 year to less than 18 months......................           .150

From 18 months to less than 2 years.....................           .200

From 2 years to less than 3 years.......................           .250

From 3 years to less than 4 years.......................           .350

From 4 years to less than 5 years.......................           .450

From 5 years to less than 6 years.......................           .500

From 6 years to less than 7 years.......................           .550

From 7 years to less than 10 years......................           .600

From 10 years to less than 15 years.....................           .625

From 15 years to less than 20 years.....................           .700

From 20 years to 30 years...............................           .750

Greater than 30 years...................................             *





----------------------------

*      As agreed to by the Company and the applicable Agent at the time of sale.